Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-72850, 333-42492, 333-83687, 333-52551, 333-30727, 333-16209, 333-07003, 33-47618, 33-47619, 33-51578 and 33-89582) of Concerto Software Inc. of our reports dated January 24, 2003, with respect to the consolidated financial statements and schedules of Concerto Software, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 25, 2003